Exhibit 10.4

LIMITED LIABILITY COMPANY AGREEMENT

OF

HARTMAN RICHARDSON HEIGHTS PROPERTIES, LLC

Dated effective as of December 16, 2010

LIMITED LIABILITY COMPANY AGREEMENT
OF
HARTMAN RICHARDSON HEIGHTS PROPERTIES, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT (this "Company Agreement"), dated effective as of December 16, 2010 (the "Effective Date"), is between HARTMAN SHORT TERM INCOME PROPERTIES XIX, INC., a Texas corporation, HARTMAN SHORT TERM INCOME PROPERTIES XX, INC., a Maryland corporation, as the initial Members, and Hartman Income REIT Management, Inc., as the initial Manager.

ARTICLE I
GENERAL

1.1           Formation.  The Members have formed a limited liability company under the Texas Business Organizations Code, as amended (the "TBOC"). The name of the limited liability company shall be HARTMAN RICHARDSON HEIGHTS PROPERTIES, LLC (the "Company").  The Members hereby ratify the formation of the company under the provisions of the TBOC and confirm their admission to the company as the initial members.

1.2           Certificate of Formation.  The Manager has caused the certificate of formation of the Company, which complies with the requirements of the TBOC, to be filed with the Texas Secretary of State on December 16, 2010.  The Manager shall execute such further documents (including amendments to the certificate of formation) and take such further action as shall be appropriate or necessary to comply with the requirements of law for the qualification and operation of a limited liability company in all jurisdictions where the Company elects to carry on its business.

1.3           Purpose and Power. The purpose and business of the Company shall be the conduct of any business or activity that may be lawfully conducted by a limited liability company organized pursuant to the TBOC, and the Company shall have all of the powers of a limited liability company conferred by the TBOC.  Any or all of the foregoing activities may be conducted directly by the Company or indirectly through another Company, joint venture or other arrangement.

1.4           Term.  The Company shall have perpetual existence and shall continue until it is dissolved by the written consent of the Members.  Upon the dissolution or termination of a Member, its legal representative or successor shall become a member of the Company and shall exercise all rights and powers conferred upon the Member by this Company Agreement.

1.5           Company Agreement.  To the full extent permitted by the TBOC, this Company Agreement shall control as to any conflict between this Company Agreement and the TBOC or as to any matter provided for in this Company Agreement that is also provided for in the TBOC.

1.6           Office; Agent.

(a)           The principal office of the Company shall be at 2909 Hillcroft, Suite 420,
Houston, Texas 77057.  The principal office may be changed by the Manager from time to time in accordance with the applicable provisions of the TBOC and any other applicable law.  The Manager shall promptly notify the Members of any change in such principal office.

(b)           The location of the registered office of the Company shall be 2909 Hillcroft, Suite 420, Houston, Texas 77057, or such other location as the Members may designate.  The Company's registered agent at such address shall be James H. Stokes, Jr.

1.7           Additional Members.  Additional Members shall be admitted by written amendment of this Company Agreement executed by the Members.

ARTICLE II
CAPITAL CONTRIBUTIONS

2.1           Initial Capital Contribution.  As its initial capital contribution to the Company, each Member has contributed to the Company the amounts, property or services set forth in Schedule 2.1 attached hereto.

2.2           Additional Capital Contributions.  The Members may, but shall not be required to, make additional capital contributions to the Company.

2.3           Member Loans and Other Debt. The Company may, with the consent of the Members, borrow funds from any source, including the Members.  Any loan made by a Member to the Company shall be represented by a promissory note and shall be payable out of the first available funds, including proceeds from the sale of all or any portion of the assets of the Company.

2.4           Return of Capital Contributions.  Capital contributions shall be expended in furtherance of the business of the Company.  All costs and expenses of the Company shall be paid from its funds.  No interest shall be paid on capital contributions.  No Manager shall have any personal liability for the repayment of any capital contribution to the Members.

2.5           Enforcement of Capital Contribution Obligations.  Except as expressly agreed in writing by the Members, no person other than a Member shall have the right to enforce any obligation the Members may undertake to contribute capital to the Company, and specifically no lender or other third party shall have any such right.

ARTICLE III
DISTRIBUTIONS

The Company may make distributions of cash or other assets of the Company to the Members at such times and in such amounts as the Manager shall determine.

ARTICLE IV
ALLOCATION OF PROFIT AND LOSS

4.1           Determination of Profit and Loss.  Profit or loss shall be determined on an annual basis and for such other periods as may be required.

4.2           Allocation of Profit and Loss.  Except as may be required by Section 704(c) of the Internal Revenue Code and Treasury Regulations § 1.704-1(b)(2)(iv)(f)(4), all items of income, gain, loss, deduction and credit of the Company shall be allocated among the Members in accordance with their Percentage Interests.

ARTICLE V
MANAGEMENT

5.1           Management Authority.  Management of the Company shall be vested in the person or entity appointed by the Members as the "Manager" of the Company.  The initial Manager of the Company is set forth in the introductory paragraph of this Company Agreement.  The Manager shall have the power and authority to conduct the business of the Company and is hereby expressly authorized on behalf of the Company to make all decisions with respect to the Company's business and to take all actions necessary to carry out such decisions.  The Manager shall sign all documents executed on behalf of the Company.

5.2.           Reliance by Third Parties.  No third party dealing with the Company shall be required to ascertain whether the Manager is acting in accordance with the provisions of this instrument.  All third parties, other than a third party who is an affiliate of the Manager, may rely upon a document signed by the Manager as binding the Company.  If the Manager acts without authority, the Manager shall be liable to the Members for all damages arising out of his unauthorized actions.

5.3           Transactions Between Company and Manager.  The Company may contract and deal with the Manager, or any person or entity affiliated with the Manager, provided that such contracts and dealings are fully disclosed in advance to the Members and approved by the Members.

5.4           Management Fees and Reimbursements.  The Manager shall be entitled to such compensation for managing the operations of the Company as the Manager and the Members shall agree.  The Manager shall be entitled to reimbursement by the Company for reasonable out-of-pocket expenses incurred on behalf of the Company.
5.5           Removal.  The Manager shall serve at the pleasure of the Members and may be removed at any time, with or without cause, by the Members.

5.6           Resignation.  The Manager may resign at any time by giving written notice of resignation to the Members.  Unless otherwise specified in the notice, the resignation shall take effect upon receipt by the Members and an acceptance of the resignation by it shall not be necessary to make it effective.

5.7           Duties.  The Manager shall carry out his duties in good faith, in a manner he believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.  A Manager who so performs his duties shall not have any liability by reason of being or having been a Manager.  The Manager shall devote such time to the business of the Company as the Members deems necessary for the efficient carrying on of the Company's business.

ARTICLE VI
OFFICERS

6.1           Qualification.  The Manager may, from time to time, designate one or more persons to be officers of the Company.  Any officers so designated shall have such authority and perform such duties as the Manager may, from time to time, delegate to them.  Each officer shall hold office until his successor shall be duly designated and qualify for such office, until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.  Any vacancy occurring in any office of the Company (other than Manager) may be filled by the Manager.  Any number of offices may be held by the one person.

6.2           Compensation.  The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Manager.  However, election or appointment of an officer or agent shall not of itself, nor shall anything in this Company Agreement, create contract rights.

6.3           Resignation.  Any officer may resign as such at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Manager.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

6.4           Removal.  Any officer may be removed as such, either with or without cause, by the Manager whenever in their judgment the best interests of the Company will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the person so removed.

ARTICLE VII
MEMBERS

7.1           Admission of Additional Members.  Except as provided in Section 7.5, a person may be admitted as an additional member of the Company only with the written consent of the Members.

7.2           Participation.  Except as set forth in this Company Agreement, each Member, in its capacity as a member of the Company, shall take no part in the control, management, direction, or operation of the affairs of the Company.  Each Member, in its capacity as a member of the Company, shall have no power to bind the Company.

7.3           Liability. The Members shall have no liability under a judgment, decree, or order of a court, or in any other manner, for any debt, obligation, or liability of the Company.

7.4           Meetings.  Meetings of the Members shall not be required for any purpose.  All actions of the Members may be evidenced by a written consent describing the action taken, signed by the Members.  Any action evidenced by such a written consent is effective on the date the consent is signed by the Members, unless the consent specifies a different effective date.

7.5           Transfer of Interest.  The interest of the Members in the Company may be transferred by the Members voluntarily or by operation of law.  Upon transfer of the entirety of a Member's interest in the Company, the transferee shall, without further documentation or action, become a member of the Company.

7.6           Conflicts of Interest.  The Members and Manager shall be entitled to engage in other activities and businesses, including, without limitation, activities and businesses competitive with the activities and business of the Company.  Neither the Members nor the Manager shall be required to give the Company the opportunity to participate in, or benefit from, any such activities or businesses.  Neither the Members nor Manager shall be deemed to violate any duty or obligation to the Company merely because a Member's or Manager's conduct furthers a Member's or Manager's own interest.  The Members or Manager may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with, the Company, and have the same rights and obligations with respect to any such matters as those of a person who is not a member of the Company.

ARTICLE VIII
INDEMNIFICATION

8.1           Exculpation.  The Manager shall have no liability under a judgment, decree, or order of a court, or in any other manner, for any debt, obligation, or liability of the Company.  The Company shall indemnify and hold harmless the Manager, its agents, officers, directors, and employees against and from any personal loss, liability, or damage incurred in the conduct of the Company's business as a result of any act or omission, or any error of judgment, unless such loss, liability, or damage results from such person's willful misconduct or gross negligence.  Any such indemnification shall be paid only from the assets of the Company, and no Manager, employee, or third party shall have recourse against the Members for such indemnification.

8.2           Right to Indemnification.  Subject to the limitations and conditions as provided in this Article, each person who was or is made a party or is threatened to be made a party to or is involved in any proceeding, or any appeal in such a proceeding, or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Member, Manager, officer, employee, or agent of the Company shall be indemnified by the Company to the fullest extent permitted by the TBOC, as the same exist or may hereafter be amended, against judgments, penalties, fines, settlements and reasonable expenses (including, without limitation, attorney's fees) actually incurred by such person in connection with such Proceeding, and indemnification under this Article shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder.  The rights granted pursuant to this Article shall be deemed contract rights, and no amendments, modification or repeal of this Article shall have the effect of limiting or denying any such rights with respect to actions taken or proceeding arising prior to any such amendment, modification or repeal.  It is expressly acknowledged that the indemnification provided in this Article could involve indemnification for negligence or under theories of strict liability.

8.3           Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Member or Manager or any other person indemnified pursuant to this Article as to costs, charges, and expenses (including attorney's fees), judgments, fines and amounts paid in settlement with respect to any action, suit or Proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

ARTICLE IX
ACCOUNTING AND REPORTING

9.1           Books.  The Manager shall maintain complete and accurate books of account at the registered office of the Company.  The Company shall provide the Members with any information requested by the Members relating to the business of the Company.

9.2           Reports.  The books of account shall be closed promptly after the end of each calendar year.  As soon as practicable thereafter, the Manager shall prepare a written report which shall include a statement of receipts, expenditures, profits and losses for the year, and such additional statements with respect to the status of the Company's assets and the distribution of Company funds as are necessary to advise the Members properly about its investment in the Company.

ARTICLE X
DISSOLUTION AND TERMINATION

10.1           Final Accounting.  In the event of the dissolution of the Company, a proper accounting shall be made as provided in Section 10.2 from the date of the last previous accounting to the date of dissolution.

10.2           Liquidation.  Upon the dissolution of the Company, the Manager, or if the Manager is unable to act, a person selected by the Members, shall act as liquidator to wind up the Company.  The liquidator shall have full power and authority to sell, assign, and encumber any or all of the Company's assets and to wind up and liquidate the affairs of the Company in an orderly and businesslike manner.  All proceeds from liquidation shall be distributed in the following order of priority: (i) to the payment of debts and liabilities of the Company and the expenses of liquidation (including loans made by the Members to the Company); (ii) to the setting-up of such reserves as the liquidator may reasonably deem necessary for any contingent liabilities of the Company; and (iii) to the Members.

10.3           Distribution in Kind.  The liquidator, in its absolute discretion, may distribute one or more of the Company's assets in kind to the person or entity entitled to receive the proceeds from such asset.

10.4           Certificate of Cancellation.  Upon the complete distribution of the Company's assets as provided in this Article X, the Company shall be terminated and the person acting as liquidator shall file a certificate of cancellation and take such other actions as may be necessary to terminate the Company.

ARTICLE XI
GENERAL PROVISIONS

11.1           Amendment.  This Company Agreement may not be amended except by a written instrument signed by the Members.

11.2           Applicable Law.  This Company Agreement shall be construed in accordance with and governed by the laws of the State of Texas.

11.3           No Third Party Beneficiaries.  This Company Agreement is for the sole benefit of the Members and the Manager, and no other person is intended to be a beneficiary of this Company Agreement or shall have any rights hereunder.

11.4           Counterparts.  This Company Agreement may be executed in any number of counterparts, each of which shall be considered an original.

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IN WITNESS HEREOF, the Members have adopted this Company Agreement and the Manager has executed this Company Agreement, as of the Effective Date.

MANAGER:

Hartman Income REIT Management, Inc.,
a Texas corporation

By:
Allen R. Hartman, President

MEMBERS:

Hartman Short Term Income Properties XIX, Inc.,
a Texas corporation

By:
Allen R. Hartman, President

Hartman Short Term Income Properties XX, Inc.,
a Maryland corporation

By:
Allen R. Hartman, President

Schedule 2.1
Members of Hartman Richardson Heights Properties, LLC

Member's Name and Address	Initial Capital Contribution	Initial Percentage Interest
Hartman Short Term Income Properties XIX, Inc. 2909 Hillcroft, Ste. 420 Houston, Texas 77057	$17,235,000	90%
Hartman Short Term Income Properties XX, Inc. 2909 Hillcroft, Ste. 420 Houston, Texas 77057	$1,915,000	10%